EXHIBIT 10.7

ACKNOWLEDGEMENT & AGREEMENT

RECITALS:

A.	On or about April 14th, 2016 Viking Investments Group, Inc. (“Viking”) entered into a Purchase, Sale and Capital Contribution Agreement (the “EGO Agreement”) with Euramerica Gas & Oil Corp. (“EGO”), pursuant to which Viking agreed to purchase, free and clear of all encumbrances, EGO’s entire working interest in the following oil & gas leases in Eastern Kansas: (i) ABC; (ii) Wilson A; and (iii) Griffith (collectively, the “EGO WI’s”). In exchange for the aforementioned working interests Viking agreed to pay EGO $460,000 in cash (the “Cash Component”), and issue EGO 2,400,000 common shares in the capital stock of Viking (the “Stock Component”).

B.	Viking’s obligations under the EGO Agreement were conditional upon Viking obtaining financing to complete the transaction.

C.	The closing date of the transaction was scheduled initially for May 15th, 2016. By mutual agreement, the parties extended the closing date to May 31st, 2016 and then to June 15th, 2016 as a result of Viking being unable to secure satisfactory financing by such dates.

D.	EGO is willing to extend the closing date to July 1st, 2016 subject to the terms of this Agreement.

E.	In the event Viking cannot pay the Cash Component to EGO on or before July 1st, 2016, Global Equity Funding, LLC (“Global”) and Coal Creek Energy, LLC (“Coal Creek”) are willing to pay the Cash Component to EGO subject to the terms of this Agreement.

AGREEMENT:

FOR VALUE RECEIVED, the parties agree as follows:

1.	Recitals. The recitals above are true and correct and hereby form an integral part of this Agreement.

2.	Extension. Viking and EGO hereby agree to extend the closing date of the EGO Agreement to July 1st, 2016.

3.	Closing. In the event Viking is unable to pay the Cash Component to EGO on the Closing Date, Global and Coal Creek shall pay such amount to EGO on such date. Concurrent with and subject to such payment by Global and/or Coal Creek, Viking shall issue the Stock Component to EGO. If none of Viking, Global or Coal Creek pay the Cash Component to EGO as aforesaid, all agreements amongst any of the parties concerning the EGO WI’s shall be at an end, and EGO shall be free to sell the EGO WI’s to any other party.

4.	Title To WI’s. If Viking pays the Cash Component along with the issue of the stocks in the name of EGO, EGO shall forthwith execute and deliver an Assignment Agreement transferring title to the EGO WI’s to Viking, or a subsidiary of Viking if so directed, free and clear of all encumbrances. If Global and/or Coal Creek pays the Cash Component to EGO, EGO shall forthwith execute and deliver an Assignment Agreement transferring title to the EGO WI’s to Global or Coal Creek, as applicable, free and clear of all encumbrances.

Agreement – Viking / Euramerica / Global / Coal Creek

1

5.	Option to Purchase. If Global and/or Coal Creek pay the Cash Component to EGO and Viking issues the stocks in the name of EGO, Global and Coal Creek will receive title to the EGO WI’s as per sections 3 and 4 herein, the parties hereby agree as follows:

a.	Each of Global and Coal Creek hereby grant to Viking the option to purchase from Global and Coal Creek all, but not less than all, of the EGO WI’s. The purchase price to be paid by Viking for the EGO WI’s shall be equal to $506,000 (the “New EGO WI Price”).

b.	This option granted above must be exercised by Viking within sixty (60) days from the date Global and/or Coal Creek pay the Cash Component to EGO.

c.	Concurrent with Viking purchasing the EGO WI’s from Global and Coal Creek Viking shall also purchase from Global, Global’s working interest (collectively, the “Global WI’s”) in the following leases in Eastern Kansas: (i) Elam/Hahn (minimum 25% working interest); (ii) Wilson A. (East Wilson) (minimum 15% working interest); and (ii) L. Wilson (West Wilson) (minimum 12% working interest), on the terms and conditions agreed to by Global and Viking.

d.	During the Option Period, neither Global nor Coal Creek shall sell, offer for sale or entertain any offers to sell, the EGO WI’s, in whole or in part.

e.	Upon payment by Viking of the New EGO WI price and the price to be paid by Viking to Global in connection with subparagraph 5 (c) above, Global and/or Coal Creek shall forthwith execute and deliver one or more Assignment Agreements transferring title to the EGO WI’s and Global WI’s to Viking, or a subsidiary of Viking if so directed, free and clear of all encumbrances.

6.	Other Documents. The parties agree to promptly execute and deliver all such documents and take all such action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement.

7.	Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of Kansas. The venue of any action shall be in Miami County, Kansas.

Agreement – Viking / Euramerica / Global / Coal Creek

2

DATED effective this 20th day of June, 2016.

VIKING INVESTMENTS GROUP, INC.

/s/ James A. Doris
Name:	James A. Doris
Title:	President & C.E.O.

EURAMERICA GAS & OIL CORP.

/s/ Claudio Coltellini
Name:	Claudio Coltellini
Title:	C.E.O.

GLOBAL EQUITY FUNDING, LLC

/s/ H. M. Burstein
Name:	H. M. Burstein
Title:	President

COAL CREEK ENERGY, LLC

/s/ John Loeffelbein
Name:	John Loeffelbein
Title:	President

Agreement – Viking / Euramerica / Global / Coal Creek

3